Exhibit 5.1

Yigal Arnon (1929-2014)

Dror Vigdor

Amalia Meshi

Amnon Lorch

Hagai Shmueli

Barry Levenfeld

David H. Schapiro

Hagit Bavly

Orna Sasson

Barak Tal

Shiri Shaham

Doron Tamir

Daniel Abarbanel

David Osborne

Gil Oren

Ronit Amir

Orly Tsioni

Mordehai Baicz

Barak Platt

Benjamin Horef

Yoran Gill

Asaf Eylon

Daniel Marcovic

Adrian Daniels

Yuval Shalheveth

Jacob Ben Chitrit

Peter Sugarman

Ben Sandler

Boaz Fiel

Joeri Kreisberg

Simon Weintraub

Ruth Loven

Yarom Romem

Adam Spruch

Yuval Bargil

Eliran Furman

Eran Lempert

Ofir Levy
Daniel Green

Hanital Belinson

Oren Roth
Dror Varsano

Odelia Sidi

Shira Lahat

Ido Chitman

Noa Afik

Aner Hefetz

David Akrish

Nir Rosner

Assaf Mesica

Liron Hacohen

Guy Fuhrer

Ezra Gross

David Roness

Eli Greenbaum

Lee Maor
Nimrod Vromen

Michal Sagmon

Yoheved Novogroder

Hila Roth

Guy Sagiv

Micha Tollman
Keren Tal

Shani Rapoport

Etai Kramer

Neta Goshen

Shachar Cohain

Lior Gelbard

Noam Meir

Roy Masuri

Eyal Yacoby
Daphna Livneh

Tamar Gilboa

Yael Hoefler

Sagi Schiff

Lilach Grimberg

Adi Samuel

Daniel Damboritz

Shlomi Schneider

Alona Toledano
Elad Offek

Yuval Shamir

Adi Tal
Yulia Lazbin

Joshua Lieberman
Liat Pillersdorf

Orly Rottenberg

Avi Anouchi

Shay Fahima
Michael Keren

Ifat Lipman

Sivan Dotan

Naftali Nir

Johnatan Shtark

Tomer Bar-Nathan

Yoel Baruchin

Evan Schendler
Lihi Katzenelson
Eyal Aichel

Shahar Uziely

Yonat Afriat

Edan Regev
Yehudit Biton

Haggar Moav

Ohad Shalem

Gitit Ramot-Adler
Omri Schnaider

Rinat Michael
Adi Attar
Ivor Krumholtz

Daniella Milner
Harel Sinai
Guy Kortany

Goor Koren
Shira Bleiman
Adi Daniel

Dafna Shaham

Miriam Friedmann

Itamar Lippner

Ricki Newman
Roni Osborne
Ortal Zanzuri

Reut Sade
Josh Hersch
Roey Sasson

Ben Frenkel

Noa Slavin
Guy Fatal

Harel Oren
Shani Lorch

Tal Kagan
Ira Burshtein

Elichai Bitter

Amir Weiser

Itamar Cohen
Shai Margalit

Yossi Paloch
Ofir Schwartz
Meital Singer

Yonatan Whitefield

Shira Teger

Ravid Saar

Debbie Shalit

Sophie Blackstone

Lea Elbaze

Hagar Mizrachi
Ariel Levinger
Elad Morgenstern

Ron Ashkenazi

Ilan Akouka

Shlomit Bukaya

Yehonatan Cohen

Adam Shahaf

David Shmulevitz

Tair Cherbakovsky
Rafi Bojmel
Ophir Dagan

Shira Livne
Danielle Dulitzky
Yael Meretyk

________________

Paul H. Baris (1934-2010)

Rami Kook

Nira Kuritzky

Eran Ilan

Tel Aviv | May 4, 2017

Pointer Telocation Ltd.

14 Ha'melacha Street

Park Afek, Rosh Ha'ayin, 4809133, Israel

Re: Registration Statement on Form S-8

Dear Sirs:

We have acted as Israeli counsel for Pointer Telocation Ltd., a company organized under the laws of the State of Israel (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) being filed by the Company under the Securities Act of 1933 for the purposes of registering 300,000 of its Ordinary Shares, par value New Israeli Shekel 3.00 per share (the “Ordinary Shares”), that may be issued pursuant to options and Restricted Stock United that have been, or may hereafter be, granted pursuant to the Global Share Incentive Plan (2013) (the “Options” and the “Plan”, respectively).

On the basis of such investigation as we have deemed necessary, we are of the opinion that the Ordinary Shares have been duly and validly authorized for issuance (subject to individual grants being properly approved under applicable Israeli law) and, when upon due exercise of Options granted or hereafter granted under the Plan, in each case, in accordance with the provisions of the Plan and the related award agreements (including payment of the Option exercise price or purchase price provided for therein), will be fully paid and non-assessable.

We are members of the Israel Bar, and the opinions expressed herein are limited to questions arising under the laws of the State of Israel, and we disclaim any opinion whatsoever with respect to matters governed by the laws of any other jurisdiction.

The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of any such changes. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours, /s/ Yigal Arnon & Co. Yigal Arnon & Co.

1 Azrieli Center, Tel Aviv 6702101, Israel | Tel: (+972) 3 608 7777 | Fax: (+972) 3 608 7724

31 Hillel Street, Jerusalem 9458131, Israel | Tel: (+972) 2 623 9239 | Fax: (+972) 2 623 9233

www.arnon.co.il | info@arnon.co.il